EXHIBIT 99.1

First Cash Increases Share Buyback Authorization

ARLINGTON, Texas, March 14, 2008 (PRIME NEWSWIRE) -- First Cash Financial Services, Inc. (Nasdaq:FCFS) today announced that it has increased the size of its current share repurchase plan. Under the newly amended plan, as authorized by the Board of Directors, the Company may now repurchase up to 3,000,000 shares of its common stock. The Board had initially authorized the repurchase of up to 1,000,000 shares in November 2007.

First Cash began repurchasing shares under the previous authorization in March of this year. To date, First Cash has repurchased approximately 264,000 shares at an average price of $8.37 per share. The Company anticipates funding the share repurchases from operating cash flows and its long-term bank credit facility.

Rick Wessel, CEO, commented, "The decision to increase the size of the share repurchase program reflects the confidence that management and the Board of Directors have in the long-term future of First Cash. Repurchasing shares is a very productive use of operating cash flows and excess balance sheet capacity."

Under its share repurchase program, the Company can purchase common stock on the open market or in privately negotiated transactions with independent third-parties. The number of shares to be purchased and the timing of the purchases are based on the level of cash balances, available credit facilities, general business conditions and other factors, including alternative investment opportunities. No time limit was set for completion of repurchases under the original or amended authorization.

Forward-Looking Information

This release may contain forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. ("First Cash" or the "Company"). Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as "believes," "projects," "expects," "may," "estimates," "should," "plans," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy. Forward-looking statements can also be identified by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Forward-looking statements in this release include, without limitation, expectations of share repurchases, future liquidity, operating cash flows, availability of bank credit facilities and future growth and performance of the Company. These statements are made to provide the public with management's current assessment of the Company's business. Although the Company believes that the expectations reflected in forward-looking statements are reasonable, there can be no assurances that such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this release speak only as of the date of this statement, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include changes in regional, national or international economic conditions, changes in consumer borrowing and repayment behaviors, changes in credit markets, credit losses, changes or increases in competition, the ability to locate, open and staff new stores and dealerships, the availability or access to sources of inventory, inclement weather, the ability to successfully integrate acquisitions, the ability to retain key management personnel, the ability to operate with limited regulation as a credit services organization in Texas, new legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting short-term loan businesses, credit services organizations, pawn businesses and buy-here/pay-here automotive businesses in both the U.S. and Mexico, unforeseen litigation, changes in interest rates, changes in tax rates or policies, changes in gold prices, changes in energy prices, changes in used-vehicle prices, cost of funds, changes in foreign currency exchange rates, future business decisions, and other uncertainties. These and other risks and uncertainties are further and more completely described in the Company's 2007 Annual Report on Form 10-K (see "Item 1A. Risk Factors") and updated in subsequent releases on Form 10-Q.

About First Cash

First Cash Financial Services, Inc. is a leading specialty retailer and provider of consumer financial services. Its pawn stores make small loans secured by pledged personal property, retail a wide variety of jewelry, electronics, tools and other merchandise, and in many locations, provide short-term loans and credit services products. The Company's short-term loan locations provide various combinations of short-term loan products, check cashing, credit services and other financial services products. First Cash also operates automobile dealerships focused on the "buy-here/pay-here" segment of the used-vehicle retail market. In total, the Company owns and operates over 475 stores and buy-here/pay-here dealerships in thirteen U.S. states and eleven states in Mexico. First Cash is also an equal partner in Cash & Go, Ltd., a joint venture, which owns and operates 39 check cashing and financial services kiosks located inside convenience stores.

First Cash is a component company in both the Standard & Poors SmallCap 600 Index(r) and the Russell 2000 Index(r). First Cash's common stock (ticker symbol "FCFS") is traded on the Nasdaq Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

The First Cash Financial Services, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3365

CONTACT:  First Cash Financial Services, Inc.
          Rick Wessel, Vice Chairman & Chief Executive Officer
          Doug Orr, Executive Vice President & Chief Financial Officer
          (817) 505-3199
          investorrelations@firstcash.com
          www.firstcash.com